Exhibit 16.1

ArmaninoLLP
2700 Camino Ramon
Suite 350
San Ramon, CA 94583-5004
925 790 2600    Main
925 790 2601    fax
armanino.com

September 11, 2023

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Commissioners:

We have read Item 4.01 of the Current Report on Form 8-K of Pixelworks, Inc. dated September 11, 2023, which we understand will be filed with the Securities and Exchange Commission, and we agree with the statements concerning our firm contained in such Form 8-K. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ ArmaninoLLP
ArmaninoLLP
San Ramon, California